Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement filed on Form S-3 of Omni Bio Pharmaceutical, Inc. of our reports dated June 29, 2011, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Omni Bio Pharmaceutical, Inc. for the year ended March 31, 2011.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.
HEIN & ASSOCIATES LLP
Denver, Colorado
June 29, 2011